Exhibit 99.1

April 19, 2023

Dear Valued Stockholders:

Announced earlier this week, Atlis is rebranding as Nxu, Inc., a name that more closely aligns with our company’s focus of building energy solutions that enable a faster transition to an electric future.

The rebranding is part of our proposed corporate reorganization to a holding company structure that we are asking our stockholders to approve, whereby Atlis will become an operating subsidiary of Nxu. In addition to the new name, we will be governed by the new charter and corporate bylaws of Nxu in connection with the corporate reorganization. We are also asking our stockholders to approve a new equity compensation plan.

The original charter and bylaws were set up when Atlis Motor Vehicles was a smaller, privately held company. The new charter and bylaws will position Nxu, Inc. to move forward as a modern public company positioned for growth.

A holding company structure has several benefits over a traditional corporate structure. Some key advantages include:

1.	Asset & Liability protection - A holding company structure can offer greater asset protection by separating the ownership of assets from the operating company. This means that if one subsidiary company runs into financial trouble or is sued, the holding company's assets are typically shielded from those liabilities.

2.	Tax efficiency - A holding company can be structured to take advantage of tax incentives or benefits in different jurisdictions. By using subsidiaries in different locations, a holding company can reduce its overall tax burden and improve its bottom line.

3.	Flexibility in managing subsidiary companies - A holding company structure allows for greater flexibility in managing and controlling subsidiary companies. The holding company can have a board of directors and officers who oversee the operations of the subsidiaries, ensuring that they operate in accordance with the holding company's overall strategy and objectives.

4.	Risk management - A holding company structure can help manage risk by limiting exposure to potential liabilities. For example, if a subsidiary company is exposed to a high-risk activity, the holding company can limit its exposure to that risk by limiting its investment in the subsidiary.

5.	Mergers and acquisitions - A holding company structure can make it easier to acquire or sell subsidiary companies. By having separate subsidiaries, a holding company can sell off individual companies as needed, without disrupting the overall corporate structure. It also allows for easier acquisition of new companies by simply acquiring the shares of a new subsidiary instead of acquiring the entire company.

6.	Improved corporate governance - A holding company structure can help improve corporate governance by providing clear lines of authority and control over its subsidiary companies. This can help ensure that each subsidiary operates in accordance with the holding company's overall strategy and objectives.

7.	Simplification of Corporate Structure - A holding company structure can also simplify a company's corporate structure. By consolidating the ownership of multiple subsidiaries under one holding company, the company can streamline its operations and reduce administrative costs.

Nxu’s growth as a leader in the energy space will be highly dependent on our ability to attract, hire, and retain top talent. In order to compete with the top companies in the world, Nxu plans to leverage equity issuances to employees as part of compensation packages that are compelling. We believe that issuing equity to attract and retain top talent has several benefits from an investor's perspective:

1.	Aligns interests – Issuing equity to employees can help align their interests with those of the company and its shareholders. Employees who own equity in the company are more likely to work towards the long-term success of the company, which can ultimately benefit shareholders.

2.	Attracts top talent – Offering equity as part of a compensation package can help attract and retain top talent. Equity can be a powerful incentive for employees, particularly in industries where competition for talent is high.

3.	Motivates employees – Equity ownership can motivate employees to work harder and be more productive, as they have a direct stake in the success of the company. This can lead to increased innovation, better customer service, and higher profits, all of which can benefit shareholders.

4.	Reduces cash compensation – Offering equity as part of a compensation package can reduce the need for cash compensation, which can be particularly valuable for startups or companies with limited cash reserves. This can help keep labor costs under control, which can ultimately benefit shareholders.

5.	Competitive advantage – Equity can be a competitive advantage when it comes to attracting and retaining top talent. Companies that offer equity ownership as part of a compensation package can differentiate themselves from competitors who only offer cash compensation. This can help the company attract and retain the best employees, which can ultimately lead to better performance and higher returns for shareholders.

In summary, issuing equity through an equity compensation plan to attract and retain top talent can be a effective tool for Nxu as we seek to drive growth and create value for shareholders. By aligning interests, motivating employees, reducing cash compensation, and offering a competitive advantage, equity ownership can help ensure that the company's employees and management team are focused on creating long-term value for the company. With this strategy, when Nxu succeeds, we all benefit collectively, and that includes shareholders.

Finally, as part of the reorganization, we will be governed by Nxu’s charter, which authorizes more shares to give the company the ability to execute our strategic objective and priorities. Although these shares will not be issued as part of the reorganization, but simply authorized, the availability of these shares will be crucial in supporting the company’s future growth objective. From our perspective, this step is a win-win for the company and our investors. A large number of shares gives the company the flexibility to issue new shares in the future for a variety of purposes, such as funding new projects, making acquisitions, or paying down debt. For investors, future issuances can lead to increased liquidity. We are committed to continued growth as we work to achieve exciting milestones this summer.

Shareholders are invited to attend a Special Meeting to vote on the reorganization and the equity compensation plan on Tuesday, May 9th, 2023, at 8am PT / 11am ET. Atlis Motor Vehicles stockholders will be able to attend the meeting online and vote electronically with the control number appearing on the proxy card you are being mailed. To join the meeting, vote, and submit questions, please use the following link:

www.virtualshareholdermeeting.com/AMV2023SM

As a valued shareholder, we look forward to you joining the Special Meeting. Should you have any further questions please refer to our proxy statement filed with the SEC on April 19, 2023 or reach out to the team at info@nxu.inc.

Sincerely,

Mark Hanchett

CEO & Founder

The information in this letter includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included in this letter, regarding Atlis™ and its strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this letter, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements discussed in this letter may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.